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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-1146 of The L.L. Knickerbocker Co. Inc. on Form S-8 and in Registration Statements No. 333-15185 and No. 333-37101 on Form S-3 of our report, dated March 31, 1998, appearing in the Annual Report on Form 10-KSB of the L.L. Knickerbocker Co., Inc. for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP


Costa Mesa, California
March 31, 1998